EXHIBIT 10.3.1

AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED
ADVISORY AGREEMENT
THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”) is entered into as of March 23, 2015, effective as of November 13, 2014 (the “Effective Date”), by and between ASHFORD HOSPITALITY PRIME, INC., a Maryland corporation (“Ashford Prime”), ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership (the “Operating Partnership”), ASHFORD INC., a Delaware corporation, and ASHFORD HOSPITALITY ADVISORS LLC, a Delaware limited liability company (“Ashford Advisor,” and together with Ashford Advisor, the “Advisor”), which is the operating company of Ashford Inc.
RECITALS
WHEREAS, Ashford Prime, through its interest in the Operating Partnership, is in the business of investing in the hospitality industry including the acquiring, developing, owning, asset managing and disposing of hotels (for purposes hereof, unless the context otherwise requires, the term “Company” shall collectively include Ashford Prime and the Operating Partnership);
WHEREAS, Ashford Prime, the Operating Partnership and Ashford Advisor entered into an Advisory Agreement dated and effective on November 19, 2013, which was amended and restated on May 13, 2014, and further amended and restated on November 3, 2014 (the “Original Advisory Agreement”), pursuant to which the Ashford Advisor agreed to perform certain advisory services identified in such agreement, on behalf of, and subject to the supervision of, the board of directors of Ashford Prime, in exchange for the compensation set forth therein;
WHEREAS, on the Effective Date, Ashford Advisor was party to a spin-off transaction completed by Ashford Hospitality Trust, Inc., pursuant to which Ashford Advisor became the operating company of Ashford Inc., and the parties hereto desire to clarify certain terms of the Original Advisory Agreement necessary as a result of the spin-off and cause Ashford Inc. to become a party to such agreement; ;
NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS
Capitalized terms used and not otherwise defined herein have the respective meanings assigned to such terms in the Original Advisory Agreement.

ARTICLE II
AMENDMENTS TO THE ORIGINAL ADVISORY AGREEMENT
Section 2.01.     The first paragraph of Section 12(a) of the Original Advisory Agreement is hereby amended by replacing the last three words in the first sentence (“as provided herein”) with the words “as follows” and deleting the next partial sentence preceding clause (i).
Section 2.02.     Section 12(c) of the Original Advisory Agreement is hereby amended as follows:

•	The following parenthetical is added to end of the lead-in sentence preceding clause (i): “(without penalty to the Company, including without payment of the Termination Fee):”

•
The lead-in sentence to the definition of “Advisor Change of Control” in clause (v) is amended to state: “Advisor Change of Control” shall be deemed to have occurred upon any of the following events affecting Advisor:

•	All references to Ashford Trust in clause (v)(A)-(C) are hereby deleted.
Section 2.03.     The second paragraph of Section 14(a) of the Original Advisory Agreement is hereby amended and restated in its entirety to read as follows:
“The Advisor may assign this Agreement to any Affiliate that remains under the control of the Advisor without the consent of the Company.”
Section 2.04.     Section 21 of the Original Advisory Agreement is hereby amended to delete the phrase “and so long as Ashford Trust remains the indirect parent of the Advisor, a majority of the Independent directors of Ashford Trust” in the first sentence.

ARTICLE III

MISCELLANEOUS
Section 3.01.     In the event of any inconsistencies between the terms and conditions of this Amendment and the terms and conditions of the Original Advisory Agreement, the terms and conditions of this Amendment shall control.
Section 3.02.     Except as modified pursuant hereto, no other changes or modifications to the Agreement are intended or implied and in all other respects the Original Advisory Agreement is hereby specifically ratified and confirmed by all parties hereto effective as of the date hereof. The Original Advisory Agreement and this Amendment shall be read and construed as one agreement.
Section 3.03.     This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
Section 3.04.     This Amendment may be executed in two or more counterparts each of which shall deemed to be an original, but all of which taken together shall constitute one and the same instrument. When counterparts have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

THE COMPANY:

Ashford Hospitality Prime, Inc.

By: /s/ David A. Brooks
David A. Brooks
Chief Operating Officer

Ashford Hospitality Prime Limited Partnership

By:     Ashford Prime OP General Partner LLC, its     general partner

By: /s/ David A. Brooks
David A. Brooks
Vice President

ADVISOR:

Ashford Inc.

By: /s/ David A. Brooks
David A. Brooks
Chief Operating Officer

Ashford Hospitality Advisors LLC

By: /s/ David A. Brooks
David A. Brooks
Chief Operating Officer

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